Oak Ridge EnergyTechnologies Inc. and Leclanche S.A. Enter a Joint Development and Marketing Agreement

April 9, 2014—Melbourne, Florida: Oak Ridge Energy Technologies, Inc. (Code: OKME) (“Oak Ridge”) previously announced on March 8, 2014 it commenced discussions with Leclanché S.A. (“Leclanché”) regarding a strategic alliance and technology exchange agreement, focusing on the US application by Oak Ridge of Leclanché’s safety separator technology and grid storage units.

Oak Ridge Energy Technologies, Inc. today announces it has now entered into a joint development and marketing agreement with Leclanché S.A. to evaluate the US market, define a market entry strategy, undertake US certification, identify any further alliances that might be appropriate and determine what elements of Leclanché’s products could be assembled in Oak Ridge’s facilities in Melbourne, Florida.

The US energy storage market is developing rapidly. According to a recent study completed by Navigant Research, more than 750 Megawatt of battery-based frequency regulation systems are expected to be built in North America by 2023.

Under the Joint Development Agreement, Oak Ridge will dedicate specific marketing and technical resources to promote Leclanché’s Stationary and Portable products and services.

FORWARD-LOOKING STATEMENTS  This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Press Contacts:

Oak Ridge Energy Technologies, Inc.

Ben Jackson (213) 674-6700

ir@oakridgeenergytech.com